Exhibit (j) under Form N-1A

                                               Exhibit (23) under 601/Reg. S-K

















CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 33-48606 of BBH Trust on Form N-1A of our report, dated August 26, 2005, for BBH Tax Free Short/Intermediate Fixed Income Fund for the year ended June 30, 2005 included in the Annual Reports to Shareholders of the Funds.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

Boston, Massachusetts
October 27,2005